Exhibit 21.1
Subsidiaries of Merchants and Manufacturers Bancorporation, Inc.
The following bank subsidiaries are state banks and are organized under the laws of the State of Wisconsin.
Lincoln State Bank
Grafton State Bank
Franklin State Bank
Community Bank Financial
The Reedsburg Bank
Fortress Bank
Wisconsin State Bank
The following bank subsidiary is a state bank and is organized under the laws of the State of Iowa:
Fortress Bank of Cresco
The following bank subsidiary is a state bank and is organized under the laws of the State of Minnesota:
Fortress Bank Minnesota
The following non-bank subsidiaries are organized under the laws of the State of Wisconsin:
Community Financial Group Financial Services, Inc.
Community Financial Services, LLC.
Keith C. Winters & Associates, LTD.
Community Financial Group Mortgage, Inc.
Lincoln Neighborhood Redevelopment Corporation
Merchants Merger Corp.
Merchants New Merger Corp.
Community Financial Group, Inc.
The following non-bank subsidiaries are organized under the laws of the State of Nevada:
M&M Lincoln Investment Corporation
Westby Investment Company, Inc.
Reedsburg Investment Corp.
GSB Investments, Inc.
CBOC Investments, Inc.
Random Lake Investments, Inc.
All such subsidiaries are wholly owned, directly or indirectly, by Merchants and Manufacturers Bancorporation, Inc.